UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 8, 2011

Auxilium Pharmaceuticals, Inc.

(Exact Name of Registrant Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-50855 (Commission File Number)	23-3016883 (I.R.S. Employer Identification No.)

40 Valley Stream Parkway Malvern, PA	19355
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 321-5900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On September 8, 2011, Auxilium issued a press release announcing additional three year recurrence data from the Collagenase Optimal Reduction of Dupuytren’s—Long-term Evaluation of Success Study (CORDLESS) for XIAFLEX® (collagenase clostridium histolyticum) in the treatment of adult Dupuytren’s contracture patients with a palpable cord. The information will be made available via e-poster at the American Society for Surgery of the Hand meeting in Las Vegas.

Also, Auxilium issued a second press release on September 8, 2011, announcing that positive data from a retrospective commercial patient chart review of XIAFLEX® (collagenase clostridium histolyticum) used for the treatment of adult Dupuytren’s contracture patients with a palpable cord would be made available via e-posters at the American Society for Surgery of the Hand meeting in Las Vegas.

The full text of both press releases are furnished as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release, dated September 8, 2011, issued by Auxilium Pharmaceuticals, Inc.

99.2	Press Release, dated September 8, 2011, issued by Auxilium Pharmaceuticals, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AUXILIUM PHARMACEUTICALS, INC.

Date: September 8, 2011	By:	/s/ Jennifer Evans Stacey
Jennifer Evans Stacey, Esq.
Executive Vice President, General Counsel, Human Resources and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release, dated September 8, 2011, issued by Auxilium Pharmaceuticals, Inc.

99.2	Press Release, dated September 8, 2011, issued by Auxilium Pharmaceuticals, Inc.